Exhibit 99.1

Federal Trust Corporation

Consolidated financial statements as of September 30, 2011

and for the nine months ended September 30, 2011

FEDERAL TRUST CORPORATION

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	3

CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2011 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011.

Consolidated Balance Sheet	4

Consolidated Statement of Operations	5

Consolidated Statement of Stockholder’s Equity	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8-25

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Federal Trust Corporation

Sanford, Florida

We have audited the accompanying consolidated balance sheet of Federal Trust Corporation as of September 30, 2011, and the related consolidated statements of operations and stockholder’s equity and cash flows for the nine month period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Federal Trust Corporation as of September 30, 2011, and the results of its operations and its cash flows for the nine month period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16 to the consolidated financial statements, on November 1, 2011, Federal Trust Corporation was sold to and merged into CenterState Banks, Inc. Pursuant to and simultaneously with the merger into CenterState Banks, Inc., Federal Trust’s wholly owned subsidiary bank, Federal Trust Bank, was merged into CenterState Bank of Florida, N.A.

/s/ Crowe Horwth LLP
Crowe Horwth LLP

Ft. Lauderdale, Florida

January 13, 2012

FEDERAL TRUST CORPORATION

CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(Dollars in thousands, except par value)

As of September 30, 2011
ASSETS

INTEREST-EARNING ASSETS:
Cash and due from banks	$4,394
Interest — earning deposits	50,400

Total cash and cash equivalents	54,794
Loans held for sale	25,948

Loans — net	130,210

OTHER ASSETS:
Accrued interest receivable	827
Due from parent	23,437
Premises and equipment - net	8,478
Foreclosed assets - net	2,257
Federal Home Loan Bank of Atlanta stock	4,178
Deferred tax asset - net	60,966
Other assets	15,107

TOTAL	$326,202

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
Noninterest-bearing demand deposits	$11,949
Interest-bearing demand deposits	13,616
Money-market deposits	106,700
Savings deposits	2,886
Time deposits	67,128

Total deposits	202,279

Federal Home Loan Bank of Atlanta advances	25,000
Subordinated debentures	5,155
Accrued expenses and other liabilities	7,968

Total liabilities	240,402

COMMITMENTS AND CONTINGENCIES (Notes 9 and 15)

STOCKHOLDER’S EQUITY:
Common stock — $0.01 par value, (100 shares authorized; 100 issued and outstanding)	-
Additional paid-in capital	236,195
Accumulated deficit	(150,395)

Total stockholder’s equity	85,800

TOTAL	$326,202

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(Dollars in thousands)

For the nine months ended September 30, 2011
INTEREST INCOME:
Loans	$12,084
Securities	563
Other	92

Total interest income	12,739

INTEREST EXPENSE:
Deposits	1,745
Borrowings	660

Total interest expense	2,405

Net interest income	10,334

Provision for loan losses	22,050

Net interest (expense) after provision for loan losses	(11,716)

OTHER INCOME:
Service charges and fees	265
Gain on sale of securities	716
Rental income	107
Other	158

Total other income	1,246

OTHER EXPENSE:
Salary and employee benefits	5,053
Occupancy and equipment	1,828
Foreclosure expenses	2,133
Impairment charge on foreclosed assets	8,751
Impairment charge on premises and equipment	4,888
Lease termination expense	2,373
Data processing expense	789
Loss on sale of foreclosed assets	3,334
General and administrative	2,463

Total other expense	31,612

LOSS BEFORE INCOME TAXES	(42,082)

INCOME TAX BENEFIT	(14,850)

NET LOSS	$(27,232)

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(Dollars in thousands)

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholder’s Equity
Balance at January 1, 2011	$		$210,627	$(123,163)	$238	$87,702

Capital contributions		-	25,568	-	-	25,568

Comprehensive loss:
Net loss		-	-	(27,232)	-	(27,232)
Change in net unrealized gain on securities available for sale — net of tax		-	-	-	(238)	(238)

Comprehensive loss		-	-	-	-	(27,470)

Balance at September 30, 2011		$-	$236,195	$(150,395)	$-	$85,800

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(Dollars in thousands)

For the nine months ended September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,232)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment charge on premises and equipment	4,888
Depreciation and amortization	1,056
Provision for loan losses	22,050
Fair value accretion on deposits and advances	(360)
Impairment charge on foreclosed assets	8,751
Net loss on sale of foreclosed assets	3,334
Increase in cash surrender value of bank-owned life insurance	(193)
Gain on sale securities available for sale	(716)
Deferred income taxes	(5,426)
Proceeds from sales of loans held for sale	1,716
Loans originated for resale	(2,302)
Gain on sale of loans held for sale	(32)
Gain on sale of premises and equipment	(78)
Cash provided by (used in) resulting from changes in:
Accrued interest receivable	380
Income tax receivable	(6,504)
Other assets	805
Accrued expenses and other liabilities	3,032

Net cash provided by operating activities	3,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in loans, net of repayments	15,079
Proceeds from sales of loans	4,866
Proceeds from principal repayments and sales of securities available for sale	25,880
Proceeds from the sale of foreclosed assets	9,423
Redemption of Federal Home Loan Bank Stock	2,688
Purchase of premises and equipment	(298)
Sale of premises and equipment	830

Net cash provided by investing activities	58,468

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in deposits	(30,217)
Capital contributions	9,452

Net cash used in financing activities	(20,765)

NET INCREASE IN CASH AND CASH EQUIVALENTS	40,872

CASH AND CASH EQUIVALENTS — Beginning of period	13,922

CASH AND CASH EQUIVALENTS — End of period	$54,794

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$2,044
Income tax payments received from parent	$3,523

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY
Foreclosed assets acquired in settlement of loans	$7,683

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITY
Capital contributions due from parent	$16,116
Transfer of loans to held for sale	$25,948

See notes to consolidated financial statements.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Federal Trust Corporation (“FTC”) is a wholly owned subsidiary of The Hartford Financial Services Group, Inc. (“Hartford”) and is the sole shareholder of Federal Trust Bank. Federal Trust Bank (the “Bank”) is federally-chartered as a stock savings bank. FTC operates as a unitary savings and loan holding company. FTC’s business activities primarily include the operation of the Bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. The Bank provides a wide range of banking services to individual and corporate customers through its 11 offices located in Seminole, Orange, Volusia, Lake and Flagler Counties, Florida. The consolidated financial statements include FTC and the Bank. Intercompany transactions and balances between FTC and the Bank are eliminated in consolidation.

Sale of Federal Trust Corporation – On May 23, 2011, Hartford and FTC announced that it had entered into an Agreement and Plan of Merger (the “Agreement”) with CenterState Banks, Inc. (“CenterState”), whereby FTC merges with and into CenterState. This transaction closed on November 1, 2011. Pursuant to and simultaneously with the merger of FTC with and into CenterState, FTC’s wholly owned subsidiary bank, FTB merged with and into CenterState’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A. With the closing of this transaction, CenterState assumed all of the deposits, approximately $197,200, and purchased selected performing loans with unpaid principal balances totaling approximately $162,600 and $19,400 of other assets of Federal Trust Bank. CenterState did not pay a premium to assume the deposits and received a 27% discount on the selected performing loans’ unpaid principal balances. CenterState also has the option to put back to Hartford any purchased loan for up to one year after closing that becomes 30 days past due or becomes adversely classified by applicable regulatory standards.

Basis of Financial Statement Presentation — The accounting and reporting policies of FTC conform to U.S. generally accepted accounting principles and prevailing practices within the banking industry. The following summarizes the more significant of these policies and practices.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The most significant estimates made by management that are particularly susceptible to significant change in the near term relate to the estimates of future cash flows on the acquired credit impaired loan portfolio, valuation of assets acquired through foreclosure, valuation of deferred tax assets and determination of the adequacy of the allowance for loan losses.

Cash and Cash Equivalents — Cash and cash equivalents includes cash and due from banks and interest-earning deposits with maturities at the time of purchase of three months or less. Interest-earning deposits as of September 30, 2011 include $48,579 held with the Federal Reserve Bank. The Federal Reserve Bank did not require the Bank to have a reserve balance at September 30, 2011.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Securities — FTC may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in operations. FTC did not hold any securities for trading for the period ended September 30, 2011. Held-to-maturity securities are those which FTC has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities or as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from the statement of operations and reported in accumulated other comprehensive income. A security is considered impaired if its fair value is less than its accumulated cost. FTC considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. FTC also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings. For the nine month period ended September 30, 2011, FTC did not incur any other-than-temporary losses. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and determined using the specific-identification method. Premiums and discounts on securities available for sale are recognized in interest income using the interest method over the period to maturity.

Purchased Credit-Impaired Loans — In connection with the acquisition of the Bank by Hartford in 2009, all loans at acquisition were determined to be credit impaired. Additionally, substantially all of the loans at September 30, 2011 are accounted for as purchased credit impaired loans. These loans are being accounted for on a pooled basis. Purchased credit-impaired (“PCI”) loans were determined to be credit impaired based on specific risk characteristics of the loan, including product type, domicile of the borrower, past due status, owner occupancy status, geographic location of the collateral, and loan to value ratios. Purchasers are permitted to aggregate credit impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics. A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. The Bank aggregated the commercial, consumer, and residential loans into nineteen pools of loans with common risk characteristics. These acquired loans were recorded at fair value, and after acquisition, losses are recognized by an increase in the allowance for loan losses. The Bank estimates the amount and timing of expected cash flows for each acquired loan pool and the expected cash flows in excess of the amount paid is recorded as interest income over the remaining life of the loan pools. If the present value of expected cash flows is less than the carrying amount, a loss is recorded. If the present value of expected cash flows is greater than the carrying amount, it is recognized as part of future interest income.

On a quarterly basis, the Bank updates the amount of loan principal and interest cash flows expected to be collected, incorporating assumptions regarding default rates, loss severities, the amounts and timing of prepayments and other factors that are reflective of current market conditions. Probable decreases in expected loan principal cash flows trigger the recognition of impairment, which is then measured as the present value of the expected principal loss plus any related foregone interest cash flows discounted at the pool’s effective interest rate. Impairments that occur after the acquisition date are recognized through the provision for loan losses. Probable and significant increases in expected principal cash flows would first reverse any previously recorded allowance for loan losses; any remaining increases are recognized prospectively as interest income. The impacts of (i) prepayments, (ii) changes in variable interest rates, and (iii) any other changes in the timing of expected cash flows are recognized prospectively as adjustments to interest income. Disposals of loans, which may include sales of loans, receipt of payments in full by the borrower, or foreclosure, result in removal of the loan from the purchased credit impaired portfolio.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Purchased credit impaired loans are also being modified in the Bank’s loss mitigation programs. For these loans, the impact of the modification is incorporated into the Bank’s quarterly assessment of whether a probable and/or significant change in estimated future cash flows has occurred, and the loans continue to be accounted for as and reported as purchased credit impaired loans.

Loans — Loans that management has the intent and FTC has the ability to hold until maturity or payoff, are reported at their outstanding unpaid principal balance, adjusted for premiums or discounts on loans purchased, charge-offs and recoveries, the allowance for loan losses and deferred fees and costs on originated loans. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level yield method without anticipating prepayments.

Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off and the loan is accounted for on the cash or cost recovery method thereafter, until qualifying for return to accrual status.

FTC considers a loan to be impaired when it is probable that FTC will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When a loan is impaired, FTC may measure impairment based on (a) the present value of the expected future cash flows of the impaired loan discounted at the loan’s original effective interest rate, (b) the observable market price of the impaired loan, or (c) the fair value of the collateral of a collateral-dependent loan. FTC selects the measurement method on a loan-by-loan basis, except for collateral-dependent loans for which foreclosure is probable, are measured at the fair value of the collateral less costs to sell. In a troubled debt restructuring involving a restructured loan, FTC measures impairment by discounting the total expected future cash flows at the loan’s original effective rate of interest.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, FTC does not separately identify individual consumer and residential loans for impairment disclosures.

Allowance for Loan Losses — A number of factors are considered when establishing the allowance for loan losses. For loan loss purposes, the loan portfolio is segregated by collateral type. A general allowance for losses is then provided for each collateral type, which consists of two components. General loss percentages are calculated based upon historical analyses. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for the portion of the allowance described above. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as: trends in delinquencies and nonaccruals; trends in volume, terms, and portfolio mix; new credit products, changes in the geographic distribution of those products; changes in lending policies and procedures; collection practices; examination results from bank regulatory agencies; external loan reviews, and our internal credit review function; changes in the outlook for local, regional and national economic conditions; concentrations of credit; and peer group comparisons.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Large commercial loans that exhibit probable or observed credit weaknesses are subject to individual review. Where appropriate, loss allowances are allocated to individual loans based on our estimate of the borrower’s ability to repay the loan given the availability of collateral, other sources of cash flows, and available legal options. Any specific valuation allowance for impaired loans are measured based on the fair market value of the underlying collateral. We evaluate the collectibility of both principal and interest when assessing the need for a specific valuation allowance. Specific valuation allowances on individual loans and historical loss rates are reviewed throughout the year and adjusted as necessary based on changing borrower and collateral conditions and actual collection and charge-off experience. Historical loss rates are applied to other commercial loans not subject to specific valuation allowance allocations.

Homogenous loans, such as installment and residential mortgage loans are not individually reviewed by management except in the case of delinquencies. Loss allowances are established for each pool of loans based on the expected net charge-offs. Loss rates are based on the average net charge-off history and an analysis of the risks and trend information by loan category.

Historical loss rates for loans may be adjusted for significant factors that, in management’s judgment, reflect the impact of any current conditions or loss recognition. Based on these procedures, management believes that the allowance for loan losses is adequate to absorb estimated probable loan losses associated with the loan portfolio as of September 30, 2011. Actual results could differ from these estimates. However, since the allowance is affected by management’s judgments and uncertainties, there is the possibility that materially different amounts would be reported under different conditions or assumptions. To the extent that real estate values and the general economy, collateral values, loss factors, or the nature and volume of problem loans change, we may need to adjust the provision for loan losses. In addition, federal regulatory agencies, as an integral part of the examination process, periodically review our allowance for loan losses. Such agencies may require us to recognize additions to the allowance level based upon their judgment of the information available to them at the time of their examination. Material additions to our provision for loan losses would result in an increase in net losses and a decrease in capital.

Loans Held for Sale — Loans originated that are intended to be sold in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to operations. Gains and losses on sales of mortgage loans are based on the difference between the selling price and the carrying value of the loans sold. Loan origination fees are deferred and direct loan origination costs are capitalized until the related loan is sold, at which time the net fees are included in the gain on sale of loans held for sale in the statements of operations.

Derivative Financial Instruments — ASC 815-10, Derivatives and Hedging requires an entity to recognize all derivative instruments as either assets or liabilities in the balance sheet and measure those instruments at fair value. FTC does not hold any derivatives as of September 30, 2011.

Premises and Equipment — Land is stated at cost. Premises and equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the estimated useful lives or the respective lease terms, including renewal options expected to be exercised. FTC reviews premises and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Foreclosed Assets — Assets acquired in the settlement of loans are initially recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value (less costs to sell) at the date of acquisition, establishing a new cost basis. Subsequently, such assets acquired are carried at the lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Costs relating to development and improvement of foreclosed assets are capitalized, whereas costs relating to holding the foreclosed assets are charged to operations.

Other Intangible Assets — Other intangible assets consist of a core deposit intangible (CDI) asset arising from the Bank purchase and is amortized on an accelerated method over the estimated useful life of 7 years. As of September 30, 2011 the CDI has a gross carrying amount of $4,104 with accumulated amortization of $1,741. Amortization expense recognized during the nine month period ended was $516. Future amortization of expense will not be material given the subsequent sale of the Bank’s deposits.

Federal Home Loan Bank of Atlanta Stock — Federal Home Loan Bank of Atlanta (FHLB) stock is carried at cost, which represents redemption value. The Bank is a member of the FHLB. The required investment in the common stock is based upon a certain percentage of the Bank’s assets and advances.

Bank Owned Life Insurance — Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at September 30, 2011, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Income Taxes — FTC is included in the Hartford’s consolidated Federal income tax return. FTC and the Hartford have entered into a tax sharing agreement under which each member in the consolidated U.S. Federal income tax return will make payments between them such that, with respect to any period, the amount of taxes to be paid or benefit received by the member, subject to certain tax adjustments, is consistent with the “parent down” approach. Under this approach, FTC’s deferred tax assets and tax attributes are considered realized by it so long as the group is able to recognize (or currently use) the related deferred tax asset or attribute. Thus the need for a valuation allowance against deferred tax assets is determined at the consolidated return level rather than at the level of the individual entities comprising the consolidated group. Included in the amount due from parent at September 30, 2011 is $7,321, which represents the amount owed to FTC in accordance with the tax sharing agreement

Impairment of Long-Lived Assets — All long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that would indicate that the carrying value of the assets may not be recoverable. An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. FTC recorded an impairment loss of approximately $4.9 million associated with premises and equipment not assumed by CenterState in conjunction with the merger Agreement.

The measurement of the impairment loss to be recognized is based upon the difference between the fair value and the carrying amounts of the assets. Fair value is generally determined based upon a discounted cash flow analysis. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available (reporting units).

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Comprehensive Income — Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Off-Balance Sheet Financial Instruments — In the ordinary course of business, FTC has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Loss Contingencies — Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Fair Value of Financial Instruments — Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 8. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Recent Accounting Pronouncements — In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-06, Improving Disclosures about Fair Value Measurements. ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and a higher level of disaggregation for the different types of financial instruments. For Level 3 fair value measurements, information about purchases, sales, issuances and settlements are presented separately. This standard was effective for reporting periods beginning after December 15, 2009, with the exception of revised Level 3 disclosure requirements which are effective for reporting periods beginning after December 15, 2010. Comparative disclosures are not required in the year of adoption. FTC adopted the provisions of the standard on January 1, 2010, except for those effective in 2011. The adoption did not have a material impact on the financial statement disclosures of FTC.

In April 2010, the FASB issued guidance which is now part of ASC 310, Receivables, which amends the accounting guidance related to loans that are accounted for within a pool under ASC 310-30. The new guidance clarifies that modifications of such loans do not result in the removal of those loans from the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring (TDR). The amended guidance continues to require that an entity consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change. No additional disclosures are required as a result of the new guidance. The guidance is effective for modifications of loans accounted for under ASC 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. FTC’s accounting for acquired credit impaired loans within pools is consistent with the new guidance.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. ASU 2010-20 requires additional information about credit risk exposure for financing receivables and the related allowance for loan losses including an allowance rollforward on a portfolio segment basis, the recorded investment in financing receivables on a portfolio segment basis, the nonaccrual status of financing receivables by class, impaired financing receivables by class, aging of past due receivables by class, credit quality indicators by class, troubled debt restructurings information by class, and significant purchases and sales of financing receivables. ASU 2010-20 defines portfolio segment as the level at which an entity develops and documents a systematic method for determining its allowance for loan losses. Classes of financing receivables generally are a disaggregation of portfolio segments. For nonpublic entities, the disclosures are effective for annual reporting periods ending on or after December 15, 2011. In January 2011, the FASB issued ASU 2011-01 Deferral of the Effective Date of Disclosures about Troubled Debt Restructuring in Update 2010-20. ASU 2011-01 delays the disclosures related to troubled debt restructurings until interim and annual periods ending after June 30, 2011. FTC has not determined the impact that adoption will have on its financial statements.

2.	SECURITIES AVAILABLE FOR SALE

In conjunction with the merger Agreement, the Bank disposed of all investment securities available for sale during the period ended September 30, 2011.

For the period ended September 30, 2011, the following summarizes sales of securities:

Proceeds from sales	$22,715

Gross gains from sales	$776
Gross losses from sales	(60)

Net gains	$716

3.	LOANS

In connection with the acquisition of the Bank in June of 2009 by HIG, it was determined that is was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans as of September 30, 2011 is as follows:

	Commercial	Residential Real Estate	Home Equity	Total

Carrying value (a)	$7,685	$115,067	$7,458	$130,210
Related allowance for loan losses (b)	25	896	415	1,336

Unpaid principal balance	8,386	145,552	9,751	163,689

(a) Carrying value includes the effect of fair value adjustments that were applied to the PCI portfolio at the date of acquisition and is net of the allowance for loan loss.

(b) Management concluded as part of the Bank’s regular assessment of the PCI loan pools that it was probable that higher expected principal credit losses would result in a decrease in expected cash flows. As a result, an allowance for loan losses for impairment of these pools has been recognized.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

The accretable yield represents the excess of cash flows expected to be collected over the carrying value of the purchased credit impaired loans. This amount is not reported on the Bank’s balance sheet but is accreted into interest income at a level rate of return over the expected lives of the underlying pools of loans. For variable rate loans, expected future cash flows were initially based on the rate in effect at acquisition; expected future cash flows are recalculated as rates change over the lives of the loans.

The table below sets forth the accretable yield activity for these loans for the nine months ended September 30, 2011.

Accretable Yield Activity

Balance, Beginning of period	$111,582

Accretion into interest income	(12,084)
Other changes in expected cash flows (a)	(14,557)

Balance, September 30	$84,941

(a) Other changes in expected cash flows may vary from period to period as the Bank continues to refine its cash flow model and periodically updates model assumptions. For the nine months ended September 30, 2011, other changes in expected cash flows were principally driven by changes in impairment adjustments as well as reclassification to the nonaccretable difference.

Originated Loans — Originated loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any unearned income, charge-offs, unamortized fees and costs. The net amount of nonrefundable loan origination fees and certain direct costs associated with the lending process are deferred and amortized to interest income over the contractual lives of the loans using methods which approximate the interest method.

The Bank originated an immaterial amount of new loans for the nine months ended September 30, 2011 in the normal course of business.

Loans Held for Sale —In connection with the sale of FTC to CenterState, all loans not selected by CenterState to be acquired, were reported as held for sale at September 30, 2011, and these loans were sold or paid off prior to the closing of the sale of FTC on November 1, 2011. As discussed in Note 14, most loans held for sale at September 30, 2011 were transferred to and sold by an affiliated entity in October of 2011. The affiliated entity paid the Bank more than the carrying amount for these loans, which resulted in a capital contribution and capital contribution receiving of $9.619 at September 30, 2011. The table on the following page presents the loans sold during the period ended September 30, 2011.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

During the nine month period ended September 30, 2011
Unpaid principal balance sold	$18,687

Carrying value of loans sold	$4,866
Proceeds received	(14,233)
Amount recorded as a capital contribution	9,367

Loss on sale	$-

ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the nine months ended September 30, 2011 are as follows:

	Commercial	Residential Real Estate	Home Equity	Total

Balance, beginning of year	$421	$2,020	$578	$3,019
Provision for loan losses	8,844	13,369	(163)	22,050
Charge-offs	(702)	(9,184)	-	(9,886)
Recoveries	-	-	-	-
Transfer to held for sale	(8,538)	(5,309)	-	(13,847)

Balance, end of year	25	896	415	1,336

Allowance for loan losses

Non PCI loans	25	-	-	25
PCI loans	-	896	415	1,311

Total allowance for loan losses	25	896	415	1,336

Loans carrying value

Non PCI loans	1,845	-	-	1,845
PCI loans	5,840	115,067	7,458	128,365

Total loans carrrying value	$7,685	$115,067	$7,458	$130,210

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

4.	PREMISES AND EQUIPMENT — NET

Premises and equipment consists of the following:

Land	$2,673
Buildings and improvements	5,844
Furniture, fixtures, and equipment	1,202

Total	9,719

Accumulated depreciation	(1,241)

Premises and equipment — net	$8,478

FTC leases the office space for one branch office, and has ground leases for the Lake Mary and Palm Coast branches. Each of these leases is accounted for as operating leases. The terms of these branch and land leases are for up to 20 years and the leases contain escalation clauses and renewal options. Rent expense under operating leases was approximately $479 for the period ended September 30, 2011.

In conjunction with the previously announced merger Agreement, the Bank was required to dispose of all premises and equipment not specifically identified in the Agreement to be acquired by CenterState. As such, the Bank reviewed for impairment all premises and equipment not acquired by CenterState and recorded an impairment loss of $4,888 during the period ended September 30, 2011. In addition, the Bank recorded a lease termination liability of $2,373 associated with ground leases on two branch sites that were not acquired by CenterState and closed on November 1, 2011, the merger date.

At September 30, 2011, future minimum payments under operating leases are as follows:

Years Ending
December 31	Amount

2011	$121
2012	487
2013	492
2014	497
2015	502
Thereafter	5,404

$7,503

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

5.	DEPOSITS

Time deposits of $100 or more were approximately $25,000 and as of September 30, 2011. The scheduled maturities of all time deposits as of September 30, 2011, are as follows:

2011	$20,131
2012	37,525
2013	5,526
2014	2,234
2015	761
Thereafter	951

$67,128

Interest expense on deposits for the period ended September 30, 2011, is as follows:

Interest-bearing demand deposits	$43
Money-market accounts	667
Savings accounts	7
Time deposits	1,028

$1,745

6.	FEDERAL HOME LOAN BANK OF ATLANTA ADVANCES

Advances from the FHLB at September 30, 2011, are as follows (dollars in thousands):

Convertible advances with a weighted-average fixed interest rate of 3.22%	$25,000

Interest expense on FHLB advances for the period ended September 30, 2011, was $533. On October 13, 2011, the Bank repaid $25,000 in convertible advances and incurred a prepayment penalty of $1,852.

At September 30, 2011, FTC had pledged residential mortgage loans of $34,000 as collateral for advances from the FHLB under a blanket floating lien.

The advance outstanding at September 30, 2011 at a rate of 3.22% is callable during 2011 and matures during 2014.

7.	SUBORDINATED DEBENTURES

On September 17, 2003, Federal Trust Statutory Trust I sold adjustable-rate Trust Preferred Securities due September 17, 2033 in the aggregate principal amount of $5,000 in a pooled trust preferred securities offering. The interest rate on the Trust Preferred Securities adjusts quarterly, to a rate equal to the current three-month London Interbank Offered Rate, plus 295 basis points (3.30% at September 30, 2011). In addition, Federal Trust Corporation contributed capital of $155 to Federal Trust Statutory Trust I for the purchase of the common securities of Federal Trust Statutory Trust I. The proceeds from these sales were paid to Federal Trust Corporation in exchange for $5,155 of its adjustable-rate Junior Subordinated Debentures due September 17, 2033. The debentures have the same terms as the Trust Preferred Securities. The sole asset of Federal Trust Statutory Trust I, the obligor on the Trust Preferred Securities, is the debentures.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Federal Trust Corporation guaranteed Federal Trust Statutory Trust I’s payment of distributions on, payments on any redemptions of, and any liquidation distribution with respect to the Trust Preferred Securities. Cash distributions on both the Trust Preferred Securities and the debentures are payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year.

The Trust Preferred Securities are currently subject to mandatory redemption, in whole, but not in part, upon repayment of the debentures at stated maturity or, at the option of Federal Trust Corporation.

FTC is not considered the primary beneficiary of this Trust (variable interest entity), therefore the trust is not consolidated in FTC’s financial statements, but rather the subordinated debentures are shown as a liability.

The trust preferred securities were assumed by CenterState on November 1, 2011, the merger date.

8.	FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

General — ASC 820-10, Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the assumptions that market participants would use in pricing the assets or liabilities (the “inputs”) into three broad levels.

The fair value hierarchy gives the highest priority (Level 1) to quoted prices in active markets for identical assets and liabilities and the lowest priority (Level 3) to unobservable inputs in which little, if any, market activity exists, requiring entities to develop their own assumptions and data.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in market areas that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Foreclosed Assets — Nonrecurring adjustments to certain commercial and residential real estate properties classified as foreclosed assets are measured at fair value, less costs to sell. As a result of the merger Agreement all foreclosed assets held as of September 30, 2011 have been subsequently disposed of by FTC and the recorded fair values are based on the subsequent sales price of the assets. The subsequent sales prices are considered to be a Level 2 inputs under the fair value hierarchy.

Foreclosed assets, net:
Residential real estate	$684
Commercial real estate	1,573

$2,257

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Foreclosed assets measured at fair value less costs to sell, had a net carrying amount of $2,257, which is made up of the outstanding balance of $11,008, net of a valuation allowance of $8,751 at September 30, 2011, resulting in a write-down of $8,751 for the nine month period then ended.

Loans Held For Sale — The fair value of loans held for sale was determined by using subsequent sales prices to third parties. An impairment charge of $13,847 was recognized during the nine month period ended September 30, 2011. The subsequent sales prices are considered to be a Level 2 inputs under the fair value hierarchy.

Fair Value of Financial Instruments — The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for FTC’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument or may not necessarily represent the underlying fair value. The following methods and assumptions were used by FTC in estimating fair values of financial instruments.

Cash and Cash Equivalents — The carrying amount of cash and cash equivalents represents fair value.

Loans — For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for residential, commercial real estate, commercial and consumer loans other than variable rate loans were obtained from the Office of Thrift Supervision’s asset liability model which utilizes current rates for similar loans.

Federal Home Loan Bank of Atlanta Stock — It was not practicable to determine the fair value due to restrictions placed on its transferability.

Accrued Interest Receivable — The carrying amount of accrued interest receivable represents the fair value.

Deposits — The fair values for noninterest-bearing demand, interest-bearing demand, money-market and savings deposits are, by definition, equal to the amount payable on demand (that is their carrying amounts). Fair values for time deposits were obtained from the Office of Thrift Supervision’s asset liability model which utilizes current rates for similar deposits.

Federal Home Loan Bank of Atlanta Advances — Fair values for FHLB advances were obtained from FHLB proprietary model mathematical approximation of the market value fair value. The model estimates fair value by discounting future cash flows using the current rates on such borrowings with similar maturities.

Accrued Interest Payable — The carrying amount of accrued interest payable represents the fair value.

Off-Balance Sheet Instruments — Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

The carrying amounts and estimated fair values of FTC’s financial instruments as of September 30, 2011, are as follows:

	Carrying	Fair
	Amount	Value

Financial assets:
Cash and cash equivalents	$54,794	$54,794
Loans held for sale	25,948	25,948
Loans — net	130,210	115,671
Federal Home Loan Bank stock	4,178	NA
Accrued interest receivable	827	827
Financial liabilities:
Deposits	202,279	202,982
Federal Home Loan Bank advances	25,000	26,921
Subordinated debentures	5,155	4,595
Accrued interest payable	63	63

9.	OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

FTC has outstanding at any time a number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer’s credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary by FTC upon extension of credit, is based on management’s credit evaluation of the counterparty. A summary of the contractual amounts of off-balance sheet commitments which approximate fair value at September 30, 2011 is as follows:

Unused lines of credit	$3,668
Standby letters of credit	3

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. FTC evaluates each customer’s credit worthiness on a case by case basis.

Standby letters of credit are conditional commitments issued by FTC to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially, all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

FTC’s policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by FTC upon extension of credit, is based on management’s credit evaluation of the counterparty. The collateral held by FTC is primarily real estate and income producing commercial properties, but may include accounts receivable and inventory.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

10.	INCOME TAXES

Allocation of Federal and state income tax benefits between current and deferred portions for the period ended September 30, 2011, is as follows:

	Current	Deferred	Total

Federal	$(9,424)	$(5,426)	$(14,850)
State	-	-	-

Total	$(9,424)	$(5,426)	$(14,850)

The effective tax rate was different than the statutory Federal income tax rate. A summary and the reasons for the difference for the period ended September 30, 2011, are as follows:

	Amount	% of Pretax Loss

Income taxes at statutory rate	$(14,729)	35.0%
Increase (decrease) in tax resulting from:
State income taxes — net of Federal income tax benefit	(1,514)	4.4
Increase in valuation allowance	1,514	(4.4)
Tax-exempt income	(69)	0.2
Officers’ life insurance, meals and entertainment and other permanent items	(52)	0.2

Income taxes	$(14,850)	35.3%

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

The tax effects of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which give rise to significant portions of deferred tax assets and liabilities as of September 30, 2011, are as follows:

Deferred tax assets:
State net operating loss carryforwards	$2,506
Alternative minimum tax	4,271
Goodwill	55,784
Impairments	13,154
Nonaccrual loans	481
Other	529

Total gross deferred tax assets	76,725

Valuation allowance	(8,301)

Total deferred tax assets	68,424

Deferred tax liabilities:
Accretion of the non-credit related loan writedowns	(7,458)

Total deferred tax liabilities	(7,458)

Net deferred tax assets	$60,966

Due to historical losses for state income tax purposes and its lack of projected state taxable income, management believes that its state deferred tax assets will likely not be utilized. Consequently, a valuation allowance of $8,301 has been recorded against its state deferred tax assets.

FTC’s federal taxable losses have been used to offset the taxable income of other members of its parent’s consolidated federal tax return, in which FTC is included. As a result, FTC has no federal net operating loss carry forward at September 30, 2011. FTC’s total state net operating loss carry forward is $73 million which begins to expire in 2029.

11.	REGULATORY CAPITAL

The Bank is subject to certain restrictions on the amount of dividends that it may declare and distribute to FTC without prior regulatory notification or approval.

The Bank and FTC is also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At September 30, 2011, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

The following tables summarize the capital thresholds for the minimum and well capitalized designations as of September 30, 2011 for the Bank. An institution’s capital category is based on whether it meets the threshold for all three capital ratios within the category. At September 30, 2011, the Bank exceeded each of its capital requirements.

					To Be Well Capitalized
					Under Prompt
			For Minimum Capital		Corrective Action
	Actual		Adequacy Purposes		Provisions
	Amount	%	Amount	%	Amount	%

At September 30, 2011:
Tangible capital to tangible assets	$18,937	7.43%	$4,731	1.5%	N/A	N/A
Core capital to adjusted tangible assets	18,937	7.43	10,194	4.0%	$12,743	5.0
Total capital to risk-weighted assets	20,542	17.90	9,182	8.0%	11,477	10.0
Tier I capital to risk-weighted assets	18,937	16.50	N/A	N/A	6,886	6.0

12.	EMPLOYEE BENEFIT PLAN

The Bank sponsors an employee savings plan (the “401(k) Plan”), which qualifies as a 401(k) plan under the Internal Revenue Code. Under the 401(k) Plan, employees can contribute up to 15% of their pre-tax compensation to the plan. The Bank makes contributions based on a matching schedule approved by the Board of Directors. Participants vest immediately in their own contributions and after three years of service in matching contributions made by the Bank. The 401(k) Plan expenses for the period ended September 30, 2011, were approximately $99.

13.	OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related tax effects were as follows for the period ended September 30, 2011:

	$00,000	$00,000
Unrealized holding gains on available for sale securities	$355
Reclassification adjustment for gains realized in income	(716)

Net unrealized losses	(361)
Tax effect	123

	$(238)

FEDERAL TRUST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2011, AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(DOLLARS IN THOUSANDS)

14.	RELATED-PARTY TRANSACTIONS

There were no loans to directors, officers and major stockholders (5% or more) of FTC outstanding during the period ended September 30, 2011.

During the year ended September 30, 2011, an affiliated entity, FTC Resolution Company, LLC, of FTC’s parent company, the Hartford, acquired certain loans from the Bank at a price equal to the approximate book value of $13,894. The same $13,894 of loans was concurrently sold by FTC Resolution Company, LLC to independent third parties at a price of $4,527, resulting in a loss on sale of approximately $9,367. Accordingly, the Bank recorded the effect of this loss on sale of $9,367 to the accompanying financial statements with an offsetting entry to additional paid in capital of approximately $9,367.

During October, and prior to the issuance of these financial statements, FTC Resolution Company, LLC, acquired certain other real estate owned and loans from the Bank at a price equal to the approximate book value of $38,460. The same $38,460 in other real estate owned and loans was concurrently sold by FTC Resolution Company, LLC to independent third parties at a price of $22,344, resulting in a loss on sale of approximately $16,116. Accordingly, the Bank recorded the effect of this loss on sale of $16,116 with an offsetting capital contributions receivable of approximately $16,116.

15.	CONTINGENCIES

Various legal claims arise from time to time in the normal course of business. In the opinion of management of the Bank, none have occurred that will have a material effect on FTC’s results of operations or financial position.

16.	SUBSEQUENT EVENTS

The Bank has performed an evaluation of subsequent events through January 13, 2012, the date the financial statements were available to be issued. The following events or transactions met the disclosure requirements under ASC 855-10, Subsequent Events:

On November 1, 2011 CenterState completed its previously announced transaction as described in the Agreement and Plan of Merger (the “Agreement”) with the Hartford and FTC, whereby FTC merged with and into CenterState. Pursuant to and simultaneously with the merger of FTC with and into CenterState, FTC’s wholly owned subsidiary bank, FTB merged with and into CenterState’s wholly owned subsidiary bank, CenterState Bank of Florida, N.A. With the closing of this transaction, the Company assumed all of the deposits, and purchased selected performing loans and other assets of Federal Trust Bank. CenterState did not pay a premium to assume the deposits and received a 27% discount on the selected performing loans. CenterState also has the option to put back any purchased loan for up to one year after closing that becomes 30 days past due or becomes adversely classified by applicable regulatory standards.